UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2003

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1001 Brickell Bay Drive, Suite 3000
Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events and Required FD Disclosure.

On October 14, 2003, Answerthink, Inc. (“Answerthink”), The Hackett Group, Inc., a wholly-owned subsidiary of Answerthink (“The Hackett Group”), and Accenture LLP (“Accenture”) jointly announced that Answerthink, The Hackett Group and Accenture entered into a Joint Marketing and Alliance Agreement. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

The Agreement provides Accenture the exclusive right to collaborate with Answerthink and The Hackett Group in offering its clients business process and best practice benchmarking services provided by Answerthink and The Hackett Group in finance, accounting, performance management, and business intelligence. The Agreement gives Answerthink an opportunity to staff a portion of each engagement jointly pursued with Accenture. For all independent Accenture engagements utilizing Hackett benchmarks, Answerthink will similarly be given an opportunity to staff a percentage of the positions. The alliance designates Answerthink as an Accenture preferred provider for all subcontractor positions in the designated functional areas and geographies, while Answerthink has agreed generally not to make Hackett benchmarks or intellectual capital available to direct Accenture competitors with respect to work in the designated functional areas.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

10.1	Joint Marketing and Alliance Agreement among Answerthink, Inc., The Hackett Group, Inc. and Accenture LLP.

99.1	Press Release of Answerthink Inc. dated October 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC.

Date: October 14, 2003	By:	/s/ Frank A. Zomerfeld
Frank A. Zomerfeld General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Joint Marketing and Alliance Agreement, among Answerthink, Inc., The Hackett Group, Inc. and Accenture LLP.
99.1	Press Release of Answerthink Inc. dated October 14, 2003.